UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

DiamondCluster International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22125 (Commission File Number)	36-4069408 (IRS Employer Identification Number)

John Hancock Center
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611
(Address of principal executive offices)

312-255-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Press Release

Section 2.       Financial Information

Item 2.02.      Results of Operations and Financial Condition

     The registrant issued a press release and held a conference call with analysts, investors and members of the public on January 27, 2005 announcing financial results for the quarterly and nine-month periods ended December 31, 2004 and issuing guidance for the annual period and fourth quarter of fiscal year 2005. A copy of the press release is attached hereto as Exhibit 99. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

     In the attached press release, the Company discloses free cash flow, defined as net cash provided by operating activities less capital expenditures. Management believes that by providing more visibility on free cash flow and reconciling to operating cash flow, the Company provides a consistent metric from which the quality of its business may be monitored.

Section 9.       Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits

(c)	Exhibits Exhibit 99 — Press release dated January 27, 2005, furnished pursuant to Item 2.02

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDCLUSTER INTERNATIONAL, INC.
By: /s/ Karl E. Bupp
Karl E. Bupp
Chief Financial Officer

January 27, 2005